Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 3, 2020 (except for Note 19(b), as to which the date is June 15, 2020) in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-238822) and related Prospectus of Repare Therapeutics Inc. for the registration of its common shares.

/s/ Ernst & Young LLP1

Montreal, Canada

June 15, 2020

[1]	CPA auditor, CA, public accountancy permit no. A113209